                                                               EXHIBIT m(1)(c)


                              AMENDMENT NO. 2
                                     TO
                          MASTER DISTRIBUTION PLAN
                                     OF
                      AIM SPECIAL OPPORTUNITIES FUNDS
                        (CLASS A AND CLASS C SHARES)

         The Master Distribution Plan (the "Agreement"), dated effective June 24, 1998, by AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class A and Class C Shares of each series of shares of beneficial interest as set forth in the Agreement, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "APPENDIX A
                                     TO
                          MASTER DISTRIBUTION PLAN
                                     OF
                      AIM SPECIAL OPPORTUNITIES FUNDS
                        (CLASS A AND CLASS C SHARES)

                             (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class A and Class C thereof) to the average daily net assets of the Portfolio (or Class A and Class C thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class A and Class C thereof).

                                                                   MINIMUM
                                                                    ASSET
                                                                    BASED         MAXIMUM         MAXIMUM
                                                                    SALES         SERVICE        AGGREGATE
         PORTFOLIO                                                 CHARGE           FEE             FEE
         ---------                                                 ------           ---             ---
         (Class A Shares)
         AIM Large Cap Opportunities Fund                           0.10%          0.25%           0.35%
         AIM Mid Cap Opportunities Fund                             0.10%          0.25%           0.35%
         AIM Small Cap Opportunities Fund                           0.10%          0.25%           0.35%


                                                                   MAXIMUM
                                                                    ASSET
                                                                    BASED         MAXIMUM         MAXIMUM
                                                                    SALES         SERVICE        AGGREGATE
         PORTFOLIO                                                 CHARGE           FEE             FEE
         ---------                                                 ------           ---             ---
         (Class C Shares)

         AIM Large Cap Opportunities Fund                           0.75%          0.25%           1.00%
         AIM Mid Cap Opportunities Fund                             0.75%          0.25%           1.00%
         AIM Small Cap Opportunities Fund                           0.75%          0.25%           1.00%"

--------------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the Portfolio.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



Dated:  September 27, 1999
        -------------

                                           AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ P. MICHELLE GRACE              By: /s/ ROBERT H. GRAHAM
        ----------------------                 -----------------------------
        Assistant Secretary                    Robert H. Graham
                                               President


(SEAL)